Exhibit 99.1

Investor Contact:                         Media Contact:
Nicole Vattimo                            Dana Grosser
SEI    SEI
+1 610-676-4385                        +1 610-676-2459
nvattimo@seic.com                         dgrosser@seic.com
Pages:        8

FOR IMMEDIATE RELEASE

SEI REPORTS FOURTH-QUARTER 2015 FINANCIAL RESULTS

Company Reports Five Percent Annual Growth in Revenues and Six Percent Annual Growth in
Diluted Earnings per Share

OAKS, Pa., January 27, 2016 -- SEI Investments Company (NASDAQ:SEIC) today announced financial results for the fourth-quarter 2015. Diluted earnings per share were $.48 in fourth-quarter 2015 compared to $.45 in fourth-quarter 2014. Earnings were favorably impacted by the outcome of a state tax petition related to prior years which reduced the effective tax rate. Diluted earnings per share in fourth-quarter 2014 reflect an after-tax charge of approximately $10.7 million, or $.06 per share, related to a write down of an equity investment in a wealth services firm based in China.

Consolidated Overview
(In thousands, except earnings per share)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2015	2014	%	2015	2014	%

Revenues	$335,397	$322,757	4%	$1,334,208	$1,266,005	5%
Net income	81,379	77,097	6%	331,655	318,713	4%
Diluted earnings per share	$0.48	$0.45	7%	$1.96	$1.85	6%
"Our financial results for the fourth quarter cap a year of progress throughout our company and reflect the increased investment we are making to effectively serve our clients and support our growth," said Alfred P. West, Jr., SEI Chairman and CEO. "The markets we serve will continue to look for broad-based solutions to solve their complex issues. As a leader in all of our markets, we feel well positioned to capitalize on these opportunities.
“Our focus is unwavering on creating long-term sustainable growth and increased shareholder value. To do so, we never shirk from making the necessary investments.”

Summary of Fourth-Quarter Results by Business Segment

(In thousands)	For the Three Months Ended December 31,			For the Twelve Months Ended December 31,
	2015	2014	%	2015	2014	%
Private Banks:
Revenues	$113,690	$111,959	2%	$456,516	$441,467	3%
Expenses	102,775	99,975	3%	410,975	399,620	3%
Operating Profit	10,915	11,984	(9)%	45,541	41,847	9%
Gain on sale of subsidiary	—	—	—%	2,791	5,582	NM
Segment Profit	10,915	11,984	NM	48,332	47,429	NM
Operating Margin (A)	10%	11%		10%	9%

Investment Advisors:
Revenues	78,614	72,872	8%	306,620	283,811	8%
Expenses	46,522	38,448	21%	171,968	146,500	17%
Operating Profit	32,092	34,424	(7)%	134,652	137,311	(2)%
Operating Margin	41%	47%		44%	48%

Institutional Investors:
Revenues	73,525	72,466	1%	297,568	284,677	5%
Expenses	37,189	36,044	3%	145,851	140,659	4%
Operating Profit	36,336	36,422	—%	151,717	144,018	5%
Operating Margin	49%	50%		51%	51%

Investment Managers:
Revenues	68,154	64,211	6%	267,963	251,310	7%
Expenses	45,431	40,387	12%	172,094	159,176	8%
Operating Profit	22,723	23,824	(5)%	95,869	92,134	4%
Operating Margin	33%	37%		36%	37%

Investments in New Businesses:
Revenues	1,414	1,249	13%	5,541	4,740	17%
Expenses	5,808	5,063	15%	20,656	18,377	12%
Operating Loss	(4,394)	(3,814)	NM	(15,115)	(13,637)	NM

Totals:
Revenues	$335,397	$322,757	4%	$1,334,208	$1,266,005	5%
Expenses	237,725	219,917	8%	921,544	864,332	7%
Corporate overhead expenses	15,465	12,576	23%	54,451	48,889	11%
Income from operations	$82,207	$90,264	(9)%	$358,213	$352,784	2%

(A) Percentages determined exclusive of gain on sale of subsidiary.

Fourth-Quarter Business Highlights:

•
Revenue growth in the quarter was primarily driven by higher Asset management, administration, and distribution fees from improved cash flows from new and existing clients and market appreciation of assets. The market volatility occurring during the second half of 2015 negatively impacted our asset-based fee revenues and partially offset our revenue growth.

•
Sales events, net of client losses, during fourth-quarter 2015 totaled approximately $27.2 million and are expected to generate net annualized recurring revenues of approximately $24.6 million when contract values are fully realized. For the year ended 2015, sales events, net of client losses, totaled approximately $124.0 million and are expected to generate new annualized recurring revenues of approximately $99.7 million when contract values are fully realized.

•
Our average assets under management, excluding LSV, increased $14.3 billion, or eight percent, to $183.4 billion, as compared to $169.1 billion during the fourth-quarter 2014 (see attached Average Asset Balances schedules for further details).

•
Our average assets under administration increased $35.5 billion, or ten percent, to $407.9 billion in the fourth-quarter 2015, as compared to $372.4 billion during the fourth-quarter 2014 (see attached Average Asset Balances schedules for further details).

•
Our earnings from LSV decreased by $3.2 million, or nine percent, to $32.1 million in fourth-quarter 2015 as compared to $35.3 million in fourth-quarter 2014. The reduction in earnings was due to a decline in assets under management from market volatility, reduced performance fees and increased personnel expenses of LSV.

•
Amortization expense related to the SEI Wealth PlatformSM increased to $10.8 million during the fourth-quarter 2015 as compared to $10.0 million during the fourth-quarter 2014 due to continued enhancements.

•
Although revenues increased in our Investment Advisors and Investment Managers segments, higher personnel and other operating costs mainly related to servicing new and existing clients and increased technology development spending in these segments caused operating margins to decline.

•
Stock-based compensation expense during the fourth-quarter 2015 increased $1.9 million primarily from the acceleration of expense recognition for stock options that achieved performance vesting targets earlier than originally estimated.

•
Corporate overhead expenses during the fourth-quarter 2015 include $1.6 million in costs attributable to the relocation of our London operations to a new facility. The cost of the new facility will be approximately $700 thousand higher per quarter than our previous facility. We expect this additional amount to be recognized in Corporate overhead expenses.

•
Our effective tax rates were 29.3 percent in fourth-quarter 2015 and 33.3 percent in fourth-quarter 2014. The decrease in our tax rate was primarily related to a state tax petition related to prior years which resulted in a net refund of $3.7 million.

•	We repurchased 1.5 million shares of our common stock for $77.5 million during the fourth-quarter 2015.

Earnings Conference Call
A conference call to review earnings is scheduled for 2 p.m. Eastern time on January 27, 2016. Investors may listen to the call at seic.com/investors. The call may also be accessed at many financial services websites, including Google Finance and Yahoo Finance. Investors may also listen to replays at these websites, or by telephone at (USA) 800-475-6701; (International) 320-365-3844, access code 384303.

About SEI
SEI (NASDAQ:SEIC) is a leading global provider of investment processing, investment management, and investment operations solutions that help corporations, financial institutions, financial advisors, and ultra-high-net-worth families create and manage wealth. As of December 31, 2015, through its subsidiaries and partnerships in which the company has a significant interest, SEI manages or administers $670 billion in mutual fund and pooled or separately managed assets, including $262 billion in assets under management and $408 billion in client assets under administration. For more information, visit seic.com.

Many of the statements in this release may be considered “forward looking statements” and include discussions about future operations, strategies and financial results. Forward-looking statements are based upon estimates and assumptions that involve risks and uncertainties, many of which are beyond our control or are subject to change. Although we believe our assumptions are reasonable, they could be inaccurate. Our actual future revenues and income could differ materially from our expected results. We have no obligation to publicly update or revise any forward-looking statements.

SEI INVESTMENTS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2015	2014	2015	2014

Asset management, admin. and distribution fees	$254,410	$242,966	$1,010,511	$948,932
Information processing and software servicing fees	72,128	70,437	290,893	285,463
Transaction–based and trade execution fees	8,859	9,354	32,804	31,610

Total revenues	335,397	322,757	1,334,208	1,266,005

Subadvisory, distribution and other asset mgmt costs	40,443	38,798	160,062	149,791
Software royalties and other information processing costs	7,903	7,990	31,497	33,522
Brokerage commissions	6,525	6,785	24,388	23,002
Compensation, benefits and other personnel	103,128	95,663	395,774	376,873
Stock-based compensation	5,836	3,982	17,312	13,463
Consulting, outsourcing and professional fees	37,876	33,535	146,436	136,818
Data processing and computer related	15,784	12,959	58,884	52,512
Facilities, supplies and other costs	18,773	16,759	74,968	66,113
Amortization	10,824	10,068	42,630	38,679
Depreciation	6,098	5,954	24,044	22,448

Total expenses	253,190	232,493	975,995	913,221

Income from operations	82,207	90,264	358,213	352,784

Net gain (loss) on investments	88	565	(456)	614
Interest and dividend income	788	1,106	3,358	3,354
Interest expense	(141)	(116)	(483)	(458)
Equity in earnings of unconsolidated affiliates	32,140	23,706	137,057	127,786
Gain on sale of subsidiary	—	—	2,791	5,582

Income before income taxes	115,082	115,525	500,480	489,662

Income taxes	33,703	38,428	168,825	170,949

Net income	81,379	77,097	331,655	318,713

Basic earnings per common share	$0.49	$0.46	$2.00	$1.89

Shares used to calculate basic earnings per share	164,473	167,146	165,725	168,246

Diluted earnings per common share	$0.48	$0.45	$1.96	$1.85

Shares used to calculate diluted earnings per share	168,461	171,326	169,598	172,565

SEI INVESTMENTS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	December 31,	December 31,
	2015	2014
Assets
Current Assets:
Cash and cash equivalents	$679,661	$667,446
Restricted cash	5,500	5,801
Receivables from regulated investment companies	48,098	48,393
Receivables, net	223,023	194,419
Securities owned	21,235	21,175
Other current assets	26,207	18,193
Total Current Assets	1,003,724	955,427

Property and Equipment, net	143,977	125,535
Capitalized software, net	290,522	309,040
Investments available for sale	81,294	77,609
Investments in affiliated funds, at fair value	4,039	4,523
Investment in unconsolidated affiliates	49,580	54,290
Other assets, net	15,492	16,451
Total Assets	$1,588,628	$1,542,875

Liabilities and Equity
Current Liabilities:
Accounts payable	$4,511	$10,588
Accrued liabilities	217,587	207,429
Deferred revenue	2,385	1,749
Total Current Liabilities	224,483	219,766

Deferred income taxes	63,028	65,169
Other long-term liabilities	11,397	10,327
Total Liabilities	298,908	295,262

Shareholders' Equity:
Common stock	1,637	1,667
Capital in excess of par value	910,513	834,615
Retained earnings	402,860	420,226
Accumulated other comprehensive loss, net	(25,290)	(8,895)
Total Shareholders' Equity	1,289,720	1,247,613
Total Liabilities and Shareholders' Equity	$1,588,628	$1,542,875

SEI INVESTMENTS COMPANY
ENDING ASSET BALANCES
(In millions)
(Unaudited)

	Dec 31,	Mar. 31,	Jun. 30,	Sept. 30,	Dec 31,
	2014	2015	2015	2015	2015
Private Banks:
Equity/Fixed Income programs	$18,666	$19,296	$19,686	$18,243	$18,150
Collective Trust Fund programs	8	9	13	3	4
Liquidity funds	5,889	5,551	5,280	5,469	5,835
Total assets under management	$24,563	$24,856	$24,979	$23,715	$23,989
Client assets under administration	16,741	17,643	17,485	16,896	17,532
Total assets	$41,304	$42,499	$42,464	$40,611	$41,521

Investment Advisors:
Equity/Fixed Income programs	$43,845	$45,800	$46,951	$43,988	$46,123
Collective Trust Fund programs	9	8	8	9	7
Liquidity funds	3,173	3,047	2,817	4,677	4,924
Total assets under management	$47,027	$48,855	$49,776	$48,674	$51,054

Institutional Investors:
Equity/Fixed Income programs	$72,828	$74,178	$75,341	$70,818	$72,263
Collective Trust Fund programs	95	94	93	96	96
Liquidity funds	2,929	3,246	2,960	2,655	2,883
Total assets under management	$75,852	$77,518	$78,394	$73,569	$75,242

Investment Managers:
Equity/Fixed Income programs	$27	$25	$24	$59	$66
Collective Trust Fund programs	20,833	20,965	20,632	19,863	32,117
Liquidity funds	946	1,091	1,007	848	832
Total assets under management	$21,806	$22,081	$21,663	$20,770	$33,015
Client assets under administration (A)	355,890	372,116	381,963	376,133	390,282
Total assets	$377,696	$394,197	$403,626	$396,903	$423,297

Investments in New Businesses:
Equity/Fixed Income programs	$736	$756	$779	$752	$764
Liquidity funds	98	106	57	51	47
Total assets under management	$834	$862	$836	$803	$811

LSV Asset Management:
Equity/Fixed Income programs	$82,665	$84,123	$86,334	$76,958	$78,335

Total:
Equity/Fixed Income programs (B)	$218,767	$224,178	$229,115	$210,818	$215,701
Collective Trust Fund programs	20,945	21,076	20,746	19,971	32,224
Liquidity funds	13,035	13,041	12,121	13,700	14,521
Total assets under management	$252,747	$258,295	$261,982	$244,489	$262,446

Client assets under administration (C)	372,631	389,759	399,448	393,029	407,814
Total assets	$625,378	$648,054	$661,430	$637,518	$670,260

(A)
Client assets under administration in the Investment Managers segment include $50.3 billion of assets balances that require limited services and therefore are at fee levels below our normal full service assets (as of December 31, 2015).

(B)	Equity/Fixed Income programs include $4.7 billion of assets invested in various asset allocation funds at December 31, 2015.

(C)	In addition to the numbers presented, SEI also administers an additional $11.0 billion in Funds of Funds assets (as of
December 31, 2015) on which SEI does not earn an administration fee.

SEI INVESTMENTS COMPANY
AVERAGE ASSET BALANCES
(In millions)
(Unaudited)

	4th Qtr.	1st Qtr.	2nd Qtr.	3rd Qtr.	4th Qtr.
	2014	2015	2015	2015	2015
Private Banks:
Equity/Fixed Income programs	$18,606	$18,869	$19,872	$19,080	$18,603
Collective Trust Fund programs	10	8	12	6	3
Liquidity funds	5,537	5,755	5,256	5,443	5,511
Total assets under management	$24,153	$24,632	$25,140	$24,529	$24,117
Client assets under administration	16,451	17,504	17,823	17,504	17,775
Total assets	$40,604	$42,136	$42,963	$42,033	$41,892

Investment Advisors:
Equity/Fixed Income programs	$43,104	$44,809	$47,027	$45,992	$46,044
Collective Trust Fund programs	9	9	8	9	8
Liquidity funds	3,087	3,072	2,819	3,523	4,784
Total assets under management	$46,200	$47,890	$49,854	$49,524	$50,836

Institutional Investors:
Equity/Fixed Income programs	$72,771	$73,760	$75,426	$73,568	$72,463
Collective Trust Fund programs	96	95	94	93	96
Liquidity funds	2,973	3,021	3,354	2,843	3,109
Total assets under management	$75,840	$76,876	$78,874	$76,504	$75,668

Investment Managers:
Equity/Fixed Income programs	$64	$27	$25	$24	$59
Collective Trust Fund programs	21,140	21,108	21,387	20,449	30,960
Liquidity funds	904	1,066	1,010	978	960
Total assets under management	$22,108	$22,201	$22,422	$21,451	$31,979
Client assets under administration	355,903	367,206	378,347	380,247	390,080
Total assets	$378,011	$389,407	$400,769	$401,698	$422,059

Investments in New Businesses:
Equity/Fixed Income programs	$731	$755	$784	$776	$788
Liquidity funds	97	101	75	49	47
Total assets under management	$828	$856	$859	$825	$835

LSV Asset Management:
Equity/Fixed Income programs	$83,187	$83,439	$87,409	$80,656	$79,634

Total:
Equity/Fixed Income programs	$218,463	$221,659	$230,543	$220,096	$217,591
Collective Trust Fund programs	21,255	21,220	21,501	20,557	31,067
Liquidity funds	12,598	13,015	12,514	12,836	14,411
Total assets under management	$252,316	$255,894	$264,558	$253,489	$263,069

Client assets under administration	372,354	384,710	396,170	397,751	407,855
Total assets	$624,670	$640,604	$660,728	$651,240	$670,924